Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Mary Chaput, Executive Vice President and Chief Financial Officer, 615.665.1122

HEALTHWAYS TO REPORT THIRD QUARTER EARNINGS
AFTER MARKET CLOSE ON JUNE 26

NASHVILLE, Tenn. – June 13, 2006 – Healthways, Inc. (NASDAQ: HWAY) today announced that results for the third quarter, which ended May 31, 2006, will be released after market close on Monday, June 26, 2006, followed the same day by an earnings conference call and live webcast scheduled for 5 p.m. ET.

The live broadcast of Healthways’ quarterly conference call will be available online by going to www.healthways.com and clicking under “Live Events”, as well as at www.earnings.com. The online replay will be available at each location through July 3, 2006. A telephone replay of the call will also be available through July 3, 2006, at 719-457-0820, confirmation number 3446273.

About Healthways
Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, high-risk care management and outcomes-driven wellness to health plans, employers and government in all 50 states, the District of Columbia, Puerto Rico and Guam. As of February 28, 2006, the Company provided Health and Care Support services for more than 2 million people. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.